Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS SECOND QUARTER 2008 RESULTS

COLUMBIA, MD July 29, 2008 - Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended June 30, 2008.

Highlights

•                  7.0% increase in Diluted Funds from Operations (“Diluted FFO”) per share to $.61 for the second quarter 2008 or $34.2 million from $.57 for the second quarter 2007 or $31.8 million.

•                  Diluted earnings per share (“Diluted EPS”) of $.18 for the second quarter 2008 or $8.8 million of net income available to common shareholders as compared to $.08 per diluted share for the second quarter 2007 or $3.9 million of net income available to common shareholders.

•                  16.4% increase in Adjusted Funds from Operations (“AFFO”) diluted to $25.1 million for the second quarter 2008 as compared to $21.6 million for the second quarter 2007.

•                  55.5% Diluted FFO payout ratio for second quarter 2008 as compared to 54.0% for the second quarter 2007.

•                  75.4% Diluted AFFO payout ratio for second quarter 2008 as compared to 79.5% for the second quarter 2007.

•                  93.4% occupied and 94.2% leased for our wholly-owned portfolio as of June 30, 2008.

•                  369,000 square feet of development space leased for the second quarter 2008.

•                  76.1% renewal rate on expiring leases for the six months ended June 30, 2008, with a 10.1% increase in total straight-line rent for renewed space. During the quarter, the Company had a renewal rate of 60.4%.

•                  3.1% increase in same office property cash NOI for the quarter, excluding the effect of an $863,000 reduction in lease termination fees. Including the effect of lower lease termination fees, same office property cash NOI increased 1.5% for the quarter. The Company’s same office portfolio for the quarter ended June 30, 2008 represents 92.4% of its consolidated portfolio and consists of 217 properties.

•                  $40.5 million in acquisitions year to date, totaling 247,000 square feet.

“Our recent financing activities include increasing the line to $600.0 million, adding a new $225.0 million construction revolver and a new $221.4 million permanent loan, which all  combined have satisfied our capital requirements for 2008,” stated Randall M. Griffin, President and CEO, Corporate Office Properties Trust. “In addition, we experienced strong development leasing since last quarter, totaling 431,000 square feet with two of the leases for full building users,” he added.

Financial Results

Revenues from real estate operations for the quarter ended June 30, 2008 were $98.1 million, as compared to revenue for the quarter ended June 30, 2007 of $90.4 million.

As of June 30, 2008, the Company had a total market capitalization of $4.0 billion, with $1.9 billion in debt outstanding, equating to a 47.1% debt-to-total market capitalization ratio.

As of June 30, 2008, the Company’s weighted average interest rate was 5.1% and the Company had 74.3% of the total debt subject to fixed interest rates.

For the second quarter 2008, EBITDA to interest expense coverage ratio was 3.10x and the EBITDA to fixed charge coverage ratio was 2.55x.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At June 30, 2008, the Company’s wholly-owned portfolio of 234 office properties totaled 18.2 million square feet. The weighted average remaining lease term for the portfolio was 4.8 years and the average rental rate (including tenant reimbursements) was $21.92 per square foot.

For the six months ended June 30, 2008, 781,000 square feet were renewed equating to a 76.1% renewal rate, at an average committed cost of $4.58 per square foot. Total rent on renewed space increased 10.1% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date and increased 4.0% on a cash basis. For renewed and retenanted space of 995,000 square feet, total straight-line rent increased 7.2% and total rent on a cash basis increased 1.5%. The average committed cost for renewed and retenanted space was $7.75 per square foot. During the quarter, 193,000 square feet were renewed equating to a 60.4% renewal rate, at an average committed cost of $7.06 per square foot.

The Company recognized total lease termination fees of $54,000, net of write-offs of related straight-line rents and accretion of intangible assets and liabilities for the quarter, as compared to $708,000 in the second quarter of 2007.

Development Activity

At quarter end, the Company had 2.6 million square feet under construction, development and redevelopment for a total projected cost of $504.1 million.

The Company’s land inventory (wholly-owned and joint venture) at quarter end totaled 1,731 acres that can support 15.1 million square feet of development.

During the quarter, the Company placed 190,000 square feet of development projects into service, of which 146,000 square feet, or 76.7%, were leased as of June 30, 2008.

The Company signed leases for 369,000 square feet of space under construction and development during the quarter. Included in this total are the following:

•                  131,000 square foot property located in the Columbia Gateway Business Park, at 6721 Columbia Gateway Drive in Columbia, Maryland, 100.0% leased long term to Integral Systems, Inc.

•                  123,000 square foot property (owned through a joint venture) located at 5850 University Research Court in College Park, Maryland, 100.0% leased long term to a large credit worthy tenant.

•                  44,000 square feet of the 54,000 square foot property located at 9925 Federal Drive in Colorado Springs, Colorado, leased long term to Plasmon, LLC.

•                  41,500 square feet of the 116,000 square foot property (owned through a joint venture) located at 5825 University Research Court in College Park, Maryland, leased to the University of Maryland’s Earth System Science Interdisciplinary Center (ESSIC).

•                  29,000 square feet of the 104,000 square foot property located at 655 Space Center Drive in Colorado Springs, Colorado, now 100.0% leased long term to ITT Corporation, Systems Division.

Acquisition Activity

The Company acquired 247,000 square feet year to date for $40.5 million. Included in this total, are the following:

•                  124,000 square foot property for $23.2 million, located in the Colorado Springs Airport Business Park, known as Cresterra, at 3535 Northrop Grumman Point in Colorado Springs, Colorado, 100.0% leased long term to Northrop Grumman Corporation.

•                  123,000 square feet in two properties for $17.3 million, located at 1560 Cable Ranch Road, known collectively as 151 Technology Center in San Antonio, Texas, 100.0% leased long term to Sears, Air Force Federal Credit Union and AFNI.

Disposition Activity

During the quarter, the Company sold two properties totaling 80,000 square feet for an aggregate of $8.3 million.

Financing and Capital Transactions

The Company closed on a $225.0 million construction loan facility that will be used to fund most of the Company’s construction costs over the next several years. The facility has a three year term with a one year extension option, and requires interest only payments throughout the term.

Subsequent Events

The Company executed the following transactions subsequent to quarter end:

•                  Closed on a $221.4 million loan requiring interest only payments for the term at LIBOR plus 225 basis points. The loan facility has a four year term with an option to extend by an additional year. The Company used $63.5 million of the proceeds to repay construction loan facilities due to mature in 2008, $11.8 million of the proceeds to repay borrowings under the Company’s Construction Revolver and the majority of the remaining proceeds to repay borrowings under the Company’s Revolving Credit Facility.

•                  34,000 square feet of the 146,000 square foot property located at 10807 New Allegiance Drive in Colorado Springs, Colorado, leased to Lockheed Martin Corporation.

•                  28,000 square feet of the 107,000 square foot property located in the University of Maryland, Baltimore County’s bwtech@UMBC research and technology park, at 5520 Research Park Drive, leased long term to RMF Engineering, Inc.

Earnings Guidance

The Company’s 2008 EPS guidance has been revised from a range of $.62 to $.70 to a range of $.66 to $.72 per diluted share, due primarily to the inclusion of the second quarter 2008 gain on the sales of real estate properties.

The Company’s 2008 FFO guidance has been revised from a range of $2.41 to $2.49 to a range of $2.42 to $2.48 per diluted share, representing FFO growth of 8% to 11% compared to 2007 actual results.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Wednesday, July 30, 2008

Time:  10:00 a.m. Eastern Time

Dial In Number: 888-713-4218

Passcode:  66686327

A replay of this call will be available beginning Wednesday, July 30 at 2:00 p.m. Eastern Time through Wednesday, August 13 at midnight Eastern Time. To access the replay, please call 888-286-8010 and use passcode 98729394.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PG3YGJYDN

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of June 30, 2008, the Company owned 253 office and data properties totaling 19.1 million rentable square feet, which includes 19 properties totaling 847,000 square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. More information on COPT can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2008	2007
Revenues
Real estate revenues	$98,111	$90,374
Service operations revenues	15,144	11,693
Total revenues	113,255	102,067
Expenses
Property operating expenses	33,957	29,032
Depreciation and other amortization associated with real estate operations	24,955	26,834
Service operations expenses	14,646	11,262
General and administrative expenses	6,036	5,326
Total operating expenses	79,594	72,454
Operating income	33,661	29,613
Interest expense	(19,437)	(20,437)
Amortization of deferred financing costs	(910)	(921)
Gain on sales of non-real estate investments	5	1,033
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	13,319	9,288
Equity in loss of unconsolidated entities	(56)	(57)
Income tax benefit (expense)	107	(178)
Income from continuing operations before minority interests	13,370	9,053
Minority interests in income from continuing operations	(1,663)	(941)
Income from continuing operations	11,707	8,112
Income (loss) from discontinued operations, net	1,115	(396)
Income before gain on sales of real estate	12,822	7,716
Gain on sales of real estate, net	31	161
Net income	12,853	7,877
Preferred share dividends	(4,026)	(4,025)
Net income available to common shareholders	$8,827	$3,852

Earnings per share “EPS” computation
Numerator	$8,827	$3,852

Denominator:
Weighted average common shares - basic	47,110	46,686
Dilutive effect of share-based compensation awards	888	1,105
Weighted average common shares - diluted	47,998	47,791

EPS
Basic	$0.19	$0.08
Diluted	$0.18	$0.08

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended June 30,
	2008		2007

Net income	$12,853		$7,877
Add: Real estate-related depreciation and amortization	24,955		27,087
Add: Depreciation and amortization on unconsolidated real estate entities	163		169
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(75)		(47)
(Gain) loss on sales of real estate, excluding development portion	(1,250)		11
Funds from operations (“FFO”)	36,646		35,097
Add: Minority interests-common units in the Operating Partnership	1,585		765
Less: Preferred share dividends	(4,026)		(4,025)
Funds from operations - basic and diluted (“Basic and Diluted FFO”)	34,205		31,837
Less: Straight-line rent adjustments	(2,778)		(3,224)
Less: Recurring capital expenditures	(5,821)		(6,526)
Less: Amortization of deferred market rental revenue	(458)		(473)
Adjusted funds from operations - diluted (“Diluted AFFO”)	$25,148		$21,614

Weighted average shares
Weighted average common shares	47,110		46,686
Conversion of weighted average common units	8,151		8,313
Weighted average common shares/units - basic FFO per share	55,261		54,999
Dilutive effect of share-based compensation awards	888		1,105
Weighted average common shares/units - diluted FFO per share	56,149		56,104

Diluted FFO per common share	$0.61		$0.57
Dividends/distributions per common share/unit	$0.34		$0.31
Earnings payout ratio	183.5%		379.4%
Diluted FFO payout ratio	55.5%		54.0%
Diluted AFFO payout ratio	75.4%		79.5%
EBITDA interest coverage ratio	3.10	x	2.77	x
EBITDA fixed charge coverage ratio	2.55	x	2.31	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,998		47,791
Weighted average common units	8,151		8,313
Denominator for diluted FFO per share	56,149		56,104

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2008	2007
Revenues
Real estate revenues	$195,262	$179,242
Service operations revenues	24,136	21,770
Total revenues	219,398	201,012
Expenses
Property operating expenses	68,499	60,591
Depreciation and other amortization associated with real estate operations	49,847	52,786
Service operations expenses	23,531	21,150
General and administrative expenses	11,969	10,203
Total operating expenses	153,846	144,730
Operating income	65,552	56,282
Interest expense	(39,746)	(40,213)
Amortization of deferred financing costs	(1,713)	(1,805)
Gain on sales of non-real estate investments	51	1,033
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	24,144	15,297
Equity in loss of unconsolidated entities	(110)	(151)
Income tax expense	(5)	(283)
Income from continuing operations before minority interests	24,029	14,863
Minority interests in income from continuing operations	(2,801)	(1,340)
Income from continuing operations	21,228	13,523
Income (loss) from discontinued operations, net	2,187	(260)
Income before gain on sales of real estate	23,415	13,263
Gain on sales of real estate, net	833	161
Net income	24,248	13,424
Preferred share dividends	(8,051)	(8,018)
Net income available to common shareholders	$16,197	$5,406

Earnings per share “EPS” computation
Numerator	$16,197	$5,406

Denominator:
Weighted average common shares - basic	47,055	46,185
Dilutive effect of share-based compensation awards	797	1,305
Weighted average common shares - diluted	47,852	47,490

EPS
Basic	$0.34	$0.12
Diluted	$0.34	$0.11

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Six Months Ended June 30,
	2008	2007

Net income	$24,248	$13,424
Add: Real estate-related depreciation and amortization	49,899	53,387
Add: Depreciation and amortization on unconsolidated real estate entities	327	337
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(124)	(89)
(Gain) loss on sales of real estate, excluding development portion	(2,630)	11
Funds from operations (“FFO”)	71,720	67,070
Add: Minority interests-common units in the Operating Partnership	2,909	1,073
Less: Preferred share dividends	(8,051)	(8,018)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	66,578	60,125
Less: Straight-line rent adjustments	(5,434)	(5,795)
Less: Recurring capital expenditures	(10,603)	(9,667)
Less: Amortization of deferred market rental revenue	(903)	(984)
Adjusted funds from operations - diluted (“Diluted AFFO”)	$49,638	$43,679

Weighted average shares
Weighted average common shares	47,055	46,185
Conversion of weighted average common units	8,153	8,361
Weighted average common shares/units - basic FFO per share	55,208	54,546
Dilutive effect of share-based compensation awards	797	1,305
Weighted average common shares/units - diluted FFO per share	56,005	55,851

Diluted FFO per common share	$1.19	$1.08
Dividends/distributions per common share/unit	$0.68	$0.62
Earnings payout ratio	199.9%	539.1%
Diluted FFO payout ratio	56.9%	57.0%
Diluted AFFO payout ratio	76.4%	78.5%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,852	47,490
Weighted average common units	8,153	8,361
Denominator for diluted FFO per share	56,005	55,851

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	June 30,	December 31,
	2008	2007
Balance Sheet Data (in thousands) (as of period end)
Investment in real estate, net of accumulated depreciation	$2,701,167	$2,603,939
Total assets	3,010,470	2,931,853
Debt	1,904,351	1,825,842
Total liabilities	2,068,082	1,979,116
Minority interests	130,092	130,095
Beneficiaries’ equity	812,296	822,642

Debt to total assets	63.3%	62.3%
Debt to undepreciated book value of real estate assets	60.9%	60.8%
Debt to total market capitalization	47.1%	48.0%

Property Data (wholly owned properties) (as of period end)
Number of operating properties owned	234	228
Total net rentable square feet owned (in thousands)	18,224	17,832
Occupancy	93.4%	92.6%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,010,470	$2,931,853
Assets other than assets included in investment in real estate	(309,303)	(327,914)
Accumulated depreciation on real estate assets	320,879	288,747
Intangible assets on real estate acquisitions, net	104,136	108,661
Denominator for debt to undepreciated book value of real estate assets	$3,126,182	$3,001,347

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$4,731	$7,673	$8,578	$14,190
Total capital improvements on operating properties	2,631	2,387	3,648	3,968
Total leasing costs on operating properties	520	2,014	1,765	4,993
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,287)	(3,636)	(2,082)	(9,494)
Less: Nonrecurring capital improvements on operating properties	(866)	(1,446)	(1,368)	(1,854)
Less: Nonrecurring leasing costs incurred on operating properties	(22)	(494)	(52)	(2,192)
Add: Recurring improvements on operating properties held through joint ventures	114	28	114	56
Recurring capital expenditures	$5,821	$6,526	$10,603	$9,667

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Reconciliation of dividends for earnings payout ratio to dividends and distributions for FFO & AFFO payout ratio
Common share dividends for earnings payout ratio	$16,197	$14,613	$32,370	$29,142
Common unit distributions	2,772	2,574	5,543	5,128
Dividends and distributions for FFO & AFFO payout ratio	$18,969	$17,187	$37,913	$34,270

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$12,853	$7,877
Interest expense on continuing operations	19,437	20,437
Interest expense on discontinued operations	10	637
Income tax (benefit) expense	(102)	181
Real estate-related depreciation and amortization	24,955	27,087
Amortization of deferred financing costs-continuing operations	910	921
Other depreciation and amortization	392	342
Minority interests	1,872	899
EBITDA	$60,327	$58,381

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$19,437	$20,437
Interest expense from discontinued operations	10	637
Denominator for interest coverage-EBITDA	19,447	21,074
Preferred share dividends	4,026	4,025
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$23,638	$25,264

Reconciliation of same property net operating income to same property cash net operating income and same property cash net operating income, adjusted for lease termination fees
Same property net operating income	$60,140	$59,866
Less: Straight-line rent adjustments	(1,788)	(2,352)
Less: Amortization of deferred market rental revenue	(360)	(399)
Same property cash net operating income	$57,992	$57,115
Less: Lease termination fees, gross	(59)	(922)
Same property cash net operating income, adjusted for lease termination fees	$57,933	$56,193

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

Reconciliation of projected EPS-diluted to projected diluted

FFO per share

	Year Ending
	December 31, 2008
	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$31,609	$34,469
Less: Gain on sales of real estate, net of taxes, excluding development portion (1)	(2,630)	(2,630)
Real estate-related depreciation and amortization (2)	101,398	101,398
Minority interests-common units	5,669	6,182
Numerator for projected diluted FFO per share	$136,046	$139,419

Reconciliation of denominators
Denominator for projected EPS-diluted	48,085	48,085
Weighted average common units	8,132	8,132
Denominator for projected diluted FFO per share	56,217	56,217

Projected EPS - diluted	$0.66	$0.72
Projected diluted FFO per share	$2.42	$2.48

(1)	Reconciliation excludes any potential gains or losses from the future sale of previously depreciated operating properties.
(2)	The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.

Top Twenty Office Tenants of Wholly Owned Properties as of June 30, 2008 (1)

(Dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America	(5)	64	2,500,678	14.7%	$60,370	16.2%	6.0
Northrop Grumman Corporation	(6)	16	1,139,591	6.7%	27,740	7.4%	7.6
Booz Allen Hamilton, Inc.		8	714,233	4.2%	20,034	5.4%	6.1
Computer Sciences Corporation	(6)	4	454,645	2.7%	11,774	3.2%	3.1
L-3 Communications Holdings, Inc.	(6)	4	259,161	1.5%	9,406	2.5%	5.8
Unisys Corporation	(7)	4	760,145	4.5%	8,866	2.4%	1.2
General Dynamics Corporation	(6)	9	288,600	1.7%	7,640	2.0%	2.1
The Aerospace Corporation		3	245,598	1.4%	7,268	1.9%	6.6
Wachovia Corporation	(6)	4	183,577	1.1%	6,613	1.8%	10.1
Comcast Corporation	(6)	11	342,266	2.0%	6,486	1.7%	3.7
ITT Corporation	(6)	14	277,626	1.6%	6,163	1.7%	6.0
AT&T Corporation	(6)	8	306,988	1.8%	5,647	1.5%	4.9
The Boeing Company	(6)	4	143,480	0.8%	4,128	1.1%	3.2
Ciena Corporation		3	221,609	1.3%	3,760	1.0%	3.7
Science Applications International Corp.	(6)	12	177,527	1.0%	3,576	1.0%	0.9
BAE Systems PLC	(6)	7	212,339	1.2%	3,130	0.8%	3.6
The Johns Hopkins Institutions	(6)	4	124,749	0.7%	2,911	0.8%	8.0
Merck & Co., Inc. (Unisys)	(6)(7)	2	227,273	1.3%	2,697	0.7%	0.9
Magellan Health Services, Inc.		2	113,727	0.7%	2,673	0.7%	3.1
Wyle Laboratories, Inc.		4	174,792	1.0%	2,471	0.7%	4.8

Subtotal Top 20 Office Tenants		187	8,868,604	52.1%	203,352	54.5%	5.4
All remaining tenants		767	8,152,968	47.9%	169,820	45.5%	4.0
Total/Weighted Average		954	17,021,572	100.0%	$373,172	100.0%	4.8

(1)   Table excludes owner occupied leasing activity which represents 148,460 square feet with a weighted average remaining lease term of 6.7 years as of June 30, 2008.

(2)   Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2008, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

(3)   Order of tenants is based on Annualized Rent.

(4)   The weighting of the lease term was computed using Total Rental Revenue.

(5)   Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)   Includes affiliated organizations or agencies.

(7)   Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.